Exhibit 10.1
Execution Version

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
This SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Second Amendment”) is dated as of March 8, 2018 and is entered into by and among POST HOLDINGS, INC., a Missouri corporation (the “Borrower”), BARCLAYS BANK PLC, in its capacity as Administrative Agent (in such capacity, the “Administrative Agent”), the Required Lenders, the Consenting Lenders, the Replacement Lender and the Guarantors. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement (as defined below) after giving effect to this Second Amendment.
RECITALS
WHEREAS, the Borrower, the Lenders party thereto and the Administrative Agent have entered into that certain Amended and Restated Credit Agreement, dated as of March 28, 2017 (as amended by the First Amendment to Amended and Restated Credit Agreement, dated as of April 28, 2017, Joinder Agreement No. 1 dated as of May 24, 2017 (“Joinder No. 1”), Joinder Agreement No. 2 (“Joinder No. 2”), dated as of June 29, 2017 and as amended, supplemented, or modified prior to the date hereof, the “Credit Agreement”);
WHEREAS, each Incremental Term Loan Lender under the Credit Agreement immediately prior to the Second Amendment Effective Date (as defined below) (collectively, the “Existing Term Lenders”) that executes and delivers a consent to this Second Amendment in the form of the “Term Lender Consent” attached as Annex A to that certain Memorandum posted to the Lenders on Syndtrak on February 22, 2018 (a “Term Lender Consent”) and selects Option A thereunder (the “Continuing Term Lenders”) either through (i) the cashless settlement option (lenders choosing this option, the “Converting Lenders”) or (ii) the post-closing settlement option (lenders choosing this option, the “Non-Converting Lenders”) thereby agrees to the terms and conditions of this Second Amendment and after the Second Amendment Effective Date will exchange the Series A Incremental Term Loans held by it immediately prior to the Second Amendment Effective Date for new term loans governed by the terms of the Credit Agreement as amended hereby (the “Replacement Loans”, which, notwithstanding anything to the contrary herein, shall continue to constitute Series A Incremental Term Loans for all purposes of the Credit Agreement as amended hereby and the other Loan Documents);
WHEREAS, each Existing Term Lender that executes and delivers a Term Lender Consent and selects Option B thereunder (the “Non-Continuing Term Lenders”) thereby agrees to the terms and conditions of this Amendment and agrees that it shall execute, or shall be deemed to have executed, a counterpart of the Master Assignment and Assumption Agreement substantially in the form attached hereto as Annex A (a “Master Assignment”) and shall in accordance therewith sell all of its Series A Incremental Term Loans as specified in the applicable Master Assignment, as further set forth in this Amendment;
WHEREAS, each Existing Term Lender that fails to execute and return a Term Lender Consent by 12:00 p.m. (New York City time), on February 28, 2018 (the “Consent Deadline”) (each, a “Non-Consenting Term Lender”) shall, in accordance with Section 10.13 of the Credit Agreement, assign and delegate (or be deemed to assign and delegate), without recourse, all of its interests, rights and obligations under the Credit Agreement and the related Loan Documents in respect of its Series A Incremental Term Loans to the Replacement Lender (as defined below), which Replacement Lender shall assume such obligations as specified in the Master Assignment, as further set forth in this Amendment;

WHEREAS, the draft Second Amendment posted to the Lenders on Syndtrak on February 22, 2018 shall satisfy the one Business Day requirement in Section 10.13 of the Credit Agreement;
WHEREAS, Barclays Bank PLC, agrees to act as fronting bank for the syndication of the Replacement Loans (in such capacity, the “Replacement Lender”), and the Replacement Lender will purchase, and the Existing Term Lenders will sell to the Replacement Lender, immediately prior to effectiveness of this Amendment, (i) Series A Incremental Term Loans of the Non-Converting Lenders, (ii) Series A Incremental Term Loans of the Non-Continuing Term Lenders and (iii) Series A Incremental Term Loans of the Non-Consenting Term Lenders;
WHEREAS, each Revolving Credit Lender under the Credit Agreement immediately prior to the Second Amendment Effective Date (collectively, the “Existing Revolving Lenders”) that executes and delivers a consent to this Second Amendment in the form of the “Revolving Lender Consent” attached as Annex B to that certain Memorandum posted to the Lenders on Syndtrak on February 22, 2018 (a “Revolving Lender Consent”) agrees to the terms and conditions of this Second Amendment (the “Consenting Revolving Lenders”) and, together with the Non-Continuing Term Lenders and the Continuing Term Lenders, the “Consenting Lenders”);
WHEREAS, the Borrower has requested certain amendments to the Credit Agreement as set forth below;
WHEREAS, the Lenders party hereto and the Administrative Agent are willing to agree to the amendments requested by the Borrower, on the terms and conditions set forth in this Second Amendment; and
NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the Borrower, the Guarantors party hereto, the Lenders party hereto and the Administrative Agent hereby agree as follows:

SECTION I.	AMENDMENTS
Subject to the satisfaction of the conditions set forth in Section III of this Second Amendment, on the Second Amendment Effective Date (as defined below), the Credit Agreement will be amended as follows:
A.Paragraph 2 of Joinder No. 1 and Paragraph 2 of Joinder No. 2 are each amended and restated in their entirety to read as follows:
Applicable Rate. The Applicable Rate for the Series A Incremental Term Loans shall mean, (i) prior to the Second Amendment Effective Date, as of any date of determination, 1.25% per annum for any Base Rate Loans that are Series A Incremental Term Loans and 2.25% per annum for any Eurodollar Rate Loans that are Series A Incremental Term Loans and (ii) at any time from and after the Second Amendment Effective Date, as of any date of determination, 1.00% per annum for any Base Rate Loans that are Series A Incremental Term Loans and 2.00% per annum for any Eurodollar Rate Loans that are Series A Incremental Term Loans. Notwithstanding anything herein or in the Credit Agreement to the contrary, at no time will the Eurodollar Rate in respect of the Series A Incremental Term Loans be deemed to be less than 0.00% per annum.

B.Paragraph 6 of Joinder No. 1 and Paragraph 6 of Joinder No. 2 are each amended and restated in their entirety to read as follows:
Prepayment Fees. The Borrower agrees to pay to each Lender that has Series A Incremental Term Loans (each, a “Series A Incremental Term Loan Lender” and, collectively, the “Series A Incremental Term Loan Lenders”) the following prepayment fees, if any:

If on or before the date that is six months after the Second Amendment Effective Date, there occurs any (i) prepayment or repayment of Series A Incremental Term Loans with the proceeds of, or any conversion of such Series A Incremental Term Loans into, any new debt financing or any replacement debt financing, in either case, bearing interest at an “effective” interest rate less than the “effective” interest rate applicable to the Series A Incremental Term Loans (as such comparative rates are determined by the Administrative Agent) or (ii) amendment to the terms of the Series A Incremental Term Loans that, directly or indirectly, reduces the “effective” interest rate applicable to the Series A Incremental Term Loans (in each case, with original issue discount and upfront fees, which shall be deemed to constitute like amounts of original issue discount, being equated to interest margins in a manner consistent with generally accepted financial practice based on an assumed four-year life to maturity) (any such transaction or event described in (i) or (ii) above, a “Repricing Event”), then, simultaneously with the consummation of such Repricing Event, the Borrower shall pay to each Series A Incremental Term Loan Lender that refuses to consent to such amendment (which shall include each Series A Incremental Term Loan Lender that refuses to consent to an amendment if such Series A Incremental Term Loan Lender is required to make a mandatory assignment pursuant to Section 10.13 of the Credit Agreement in connection therewith) a fee (the “Repricing Fee”) in an amount equal to 1.00% of the aggregate principal amount of the Series A Incremental Term Loans so repriced or refinanced in such Repricing Event (such Repricing Fee to be allocated among the Series A Incremental Term Loan Lenders pro rata in accordance with the aggregate amount of Series A Incremental Term Loans of each such Series A Incremental Term Loan Lender so repriced or refinanced).

C.The definition of Interest Period is hereby amended by replacing the reference to “one, two, three or six months (or, if available to all Lenders, 12 months)” with “one, two, three or six months (or, if available to relevant Lenders, 12 months or any period less than one month)”.
D. Article 2 is hereby amended by adding a new Section 2.17 at the end thereof to read as follows:
2.17. Refinancing Facilities.

(a)
On one or more occasions, the Borrower may obtain, from any Lender or any other bank or financial institution or other institutional lender or investor that agrees to provide any portion of Refinancing Term Commitments, Refinancing Term Loans, Other Revolving Commitments, or Other Revolving Loans, Credit Agreement Refinancing Indebtedness in the form of Refinancing Term Commitments, Refinancing Term Loans, Other Revolving Commitments, or Other Revolving Loans, in each case pursuant to a Refinancing Amendment in accordance with this Section 2.17 (each, an “Additional Refinancing Lender”); provided that (i) the Administrative Agent, the Swing Line Lender and each L/C Issuer shall have consented (such consent not to be unreasonably withheld, conditioned, or delayed) to such Lender’s or Additional Refinancing Lender’s providing such Refinancing Term Commitments, Refinancing Term Loans, Other Revolving Commitments, or Other Revolving Loans to the extent such consent, if any, would be required under Section 10.06 for an assignment of Refinancing Term Commitments, Refinancing Term Loans, Other Revolving Commitments, or Other Revolving Loans, as applicable, to such Lender or Additional Refinancing Lender; provided, further, that the following terms are satisfied:

a.
any Refinancing Term Loans may participate on a pro rata basis or on a less than pro rata basis (but not on a greater than pro rata basis) as among the various Series of Incremental Term Loans (in accordance with the respective outstanding principal amounts thereof) in any voluntary or mandatory repayments or prepayments of Incremental Term Loans hereunder, as specified in the applicable Refinancing Amendment;

b.
the borrowing and repayment (except for (A) payments of interest and fees at different rates on Other Revolving Commitments (and related outstandings), (B) repayments required upon the maturity date of the Other Revolving Commitments and (C) repayment made in connection with a permanent repayment and termination of commitments (subject to clause (d) below)) of Other Revolving Loans after the date of obtaining any Other Revolving Commitments shall be made on a pro rata basis with all other Revolving Credit Commitments;

c.	all Swing Line Loans and Letters of Credit shall be participated on a pro rata basis by all Lenders with Revolving Credit Commitments in accordance with their Applicable Revolving Credit Percentage;

d.
notwithstanding anything to the contrary herein, the permanent repayment of Other Revolving Loans with respect to, and termination of, Other Revolving Commitments, after the date of the applicable Refinancing Amendment, shall be made on a pro rata basis with all other Revolving Credit Loans and Revolving Credit Commitments, except that the Borrower shall be permitted to permanently repay and terminate commitments of any such class on a better than pro rata basis as compared to any other class with a later maturity date than such class; and

e.
assignments and participations of Other Revolving Commitments and Other Revolving Loans shall be governed by the same assignment and participation provisions applicable to Revolving Credit Commitments and Revolving Credit Loans.

(b)
The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.02 and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i) customary legal opinions, board resolutions and officers’ certificates consistent with those delivered on the Closing Date other than changes to such legal opinion resulting from a Change in Law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent and (ii) reaffirmation agreements and/or such amendments to the Collateral Documents (including, if applicable, modifications to the Mortgages, title insurance endorsements or policies) as may be reasonably requested by the Administrative Agent in order to ensure that the enforceability of the Collateral Documents and the perfection and priority of the Liens thereunder are preserved and maintained.

(c)	Each issuance of Credit Agreement Refinancing Indebtedness under Section 2.17(a) shall be in an aggregate principal amount that is not less than $25,000,000.

(d)
Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended pursuant to a Refinancing Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto and (ii) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.17, and the Lenders hereby expressly authorize the Administrative Agent to enter into any such Refinancing Amendment.

(e)	This Section 2.17 shall supersede any provisions in Section 2.13 and 10.01 to the contrary, and nothing in Section 2.05 to the contrary shall prohibit the application of this Section 2.17.

(f)	For purposes of this Section 2.17, the capitalized terms used but not otherwise defined in this Agreement shall have the following meanings:
“Additional Refinancing Lender” has the meaning specified in Section 2.17.
“Credit Agreement Refinancing Indebtedness” shall mean Indebtedness incurred solely by the Borrower in the form of one or more Series or classes of Loans or Commitments under this Agreement, in each case, issued, incurred or otherwise obtained (including by means of the amendment, extension, refinancing, or renewal of existing Indebtedness) in exchange for, or to refinance, in whole or part, existing Incremental Term Loans (and/or Incremental Term Loan Commitments) and Revolving Credit Loans (and/or Revolving Credit Commitments), or any then-existing Credit Agreement Refinancing Indebtedness (“Refinanced Debt”); provided that (i) such Indebtedness is secured by the Collateral on an equal priority basis (but without regard to control of remedies) with the Liens securing the other Obligations hereunder and is not secured by any property or assets other than the Collateral, (ii) such Indebtedness is not guaranteed by any Person other than the Guarantors, (iii) such Indebtedness is incurred solely to refinance, in whole or part, Refinanced Debt, and the proceeds thereof shall be substantially contemporaneously applied to prepay such Refinanced Debt, interest and any premium (if any) thereon, and fees and expenses incurred in connection with such Indebtedness, and any Incremental Term Loan Commitments and/or Revolving Credit Commitments so refinanced shall be concurrently terminated, (iv) such Indebtedness (including, if such Indebtedness includes any Revolving Credit Commitments, the unused amount of such Revolving Credit Commitments) is in an original aggregate principal amount not greater than the aggregate principal amount of the Refinanced Debt (and, in the case of Refinanced Debt consisting, in whole or in part, of unused Revolving Credit Commitments, the applicable amount thereof), plus accrued and unpaid interest, any premium, and fees and expenses reasonably incurred in connection therewith, (v) such Indebtedness has a maturity no earlier, and a Weighted Average Life to Maturity no shorter than the Refinanced Debt, (vi) the terms and conditions of such Indebtedness (except as otherwise provided above and with respect to pricing, premiums, fees, rate floors and optional prepayment or redemption terms) are substantially identical to the terms and conditions applicable to the Refinanced Debt (except for covenants or other provisions applicable only to periods after the latest Maturity Date at the time of incurrence of such Indebtedness) and (vii) such Refinanced Debt shall be repaid, all accrued interest, fees, premiums (if any) and penalties in connection therewith shall be paid, and all commitments in respect thereof shall be terminated, on the date such Indebtedness is incurred.

“Other Revolving Commitments” means one or more classes of revolving commitments hereunder that result from a Refinancing Amendment.
“Other Revolving Loans” means one or more Series or classes of Revolving Credit Loans that result from a Refinancing Amendment.
“Refinanced Debt” has the meaning specified in the definition of “Credit Agreement Refinancing Indebtedness”.
“Refinancing Amendment” means an amendment, supplement, or joinder to this Agreement executed by the Borrower, the Administrative Agent, each Additional Refinancing Lender and each Lender that agrees to provide any portion of Refinancing Term Commitments, Refinancing Term Loans, Other Revolving Commitments or Other Revolving Loans in each case in accordance with Section 2.17.
“Refinancing Term Commitments” means one or more classes of Incremental Term Loan Commitments hereunder that are established to fund Refinancing Term Loans hereunder pursuant to a Refinancing Amendment.
“Refinancing Term Loans” means one or more Series or classes of term loans hereunder that result from a Refinancing Amendment.

SECTION II.	CONTINUATION OF EXISTING LOANS; NON-CONSENTING LENDERS; OTHER TERMS AND AGREEMENTS
A.     Continuing Term Lenders. Each Existing Term Lender selecting Option A on the Term Lender Consent hereto hereby consents and agrees to the amendments in Section I above and this Second Amendment.
B.     Non-Continuing Term Lenders. Each Existing Term Lender selecting Option B on the Term Lender Consent hereto hereby consents and agrees (subject to the effectiveness of the assignment referred to in the following clause (ii)) to (i) this Second Amendment and (ii) sell the entire principal amount of its existing Series A Incremental Term Loans via an assignment on the Second Amendment Effective Date pursuant to a Master Assignment. By executing a Term Lender Consent and selecting Option B, each Non-Continuing Term Lender shall be deemed to have executed a counterpart to the Master Assignment to give effect, solely upon the consent and acceptance by the Replacement Lender, to the assignment described in the immediately preceding sentence.
C.     Non-Consenting Term Lenders. The Borrower hereby gives notice to each Non-Consenting Term Lender that, upon receipt of Term Lender Consents from the Existing Term Lenders constituting the Required Incremental Term Loan Lenders, if such Non-Consenting Term Lender has not executed and delivered a Term Lender Consent on or prior to the Consent Deadline, such Non-Consenting Term Lender shall, pursuant to Section 10.13 of the Credit Agreement, execute or be deemed to have executed a counterpart of the Master Assignment and shall in accordance therewith sell its existing Series A Incremental Term Loans as specified in the Master Assignment. Pursuant to the Master Assignment, each Non-Consenting Term Lender shall sell and assign the principal amount of its existing Series A Incremental Term Loans as set forth in Schedule I to the Master Assignment, as such Schedule is completed by the Administrative Agent on or prior to the Second Amendment Effective Date, to Replacement Lender, as assignee under such Master Assignment, solely upon the consent and acceptance by the Replacement Lender. The Replacement Lender shall be deemed to have consented to this Second Amendment with respect to such purchased Term Loans at the time of such assignment.

D.     Consenting Revolving Lenders. Each Existing Revolving Lender delivering a Revolving Lender Consent hereto hereby consents and agrees to the amendments set forth in Section I(C) and 1(D) above and this Second Amendment.

SECTION III.	CONDITIONS TO EFFECTIVENESS
This Second Amendment shall become effective as of the date hereof only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “Second Amendment Effective Date”):
A.     Execution. The Administrative Agent shall have received a counterpart signature page of this Second Amendment duly executed by the Borrower, the Guarantors, the Consenting Lenders, the Replacement Lender and the Required Lenders.
B.     Representations and Warranties. The representations and warranties set forth in Section IV of this Second Amendment shall be true and correct.
C.     No Default. No Default or Event of Default shall exist immediately before or immediately after giving effect to this Second Amendment and the transactions contemplated hereby.
D.     Fees and Expenses. All costs, fees, expenses (including, without limitation, reasonable and invoiced out-of-pocket legal fees and expenses) and other compensation contemplated by that certain Engagement Letter, dated February 21, 2018, among the Borrower, Barclays Bank PLC and the other Lead Arrangers (as defined therein) party thereto and that certain Fee Letter, dated February 21, 2018, between the Borrower and Barclays Bank PLC, in each case, payable as applicable to the Lead Arrangers and the Administrative Agent on the Second Amendment Effective Date and invoiced prior to such date shall have been, or will be substantially simultaneously, paid.
E.     Master Assignment. The Replacement Lender shall have executed and delivered the Master Assignment contemplated by Section II above and all conditions to the consummation of the assignments in accordance with Section II above shall have been satisfied and such assignments shall have been consummated.
F.     Non-Consenting Term Lenders. The Borrower shall have, substantially concurrently with the effectiveness of this Second Amendment, paid to all Non-Consenting Term Lenders all Obligations (other than principal and all other amounts paid to such Non-Consenting Term Lender under Section II above), if any, then due and owing to such Non-Consenting Term Lenders under Section 10.13 of the Credit Agreement and the other Loan Documents (immediately prior to the effectiveness of this Second Amendment).

SECTION IV.	REPRESENTATIONS AND WARRANTIES
In order to induce the Administrative Agent and the Lenders to enter into this Second Amendment and amend the Credit Agreement in the manner provided herein, each Loan Party which is a party hereto represents and warrants to the Administrative Agent and the Lenders that the following statements are true and correct in all material respects:
A.     Corporate Power and Authority. Each Loan Party has all requisite power and authority to execute, deliver and perform this Second Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Second Amendment (the “Amended Credit Agreement”).
B.     Due Authorization; No Contravention. The execution and delivery by each Loan Party of this Second Amendment and the performance by each Loan Party of the terms of this Second Amendment and the Amended Credit Agreement have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any material contract to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.
C.     Governmental Authorization; Other Consents. No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Second Amendment or the Amended Credit Agreement, except for the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect.
D.     Binding Effect. This Second Amendment has been duly executed and delivered by each Loan Party that is a party hereto. Each of this Second Amendment and the Amended Credit Agreement constitutes a legal, valid and binding obligation of each Loan Party, enforceable against each Loan Party in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).
E.     Incorporation of Representations and Warranties from Credit Agreement. The representations and warranties contained in Article 5 of the Amended Credit Agreement or any other Loan Document are and will be true and correct in all material respects on and as of the Second Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all respects on and as of such earlier date, in each case after giving effect to this Second Amendment; provided that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects.

F.     Absence of Default. No event has occurred and is continuing that would constitute an Event of Default or a Default, in each case after giving effect to this Second Amendment and the transactions contemplated hereby.

SECTION V.	ACKNOWLEDGMENT AND CONSENT
The Borrower hereby confirms its pledges, grants of security interests and other obligations, as applicable, under and subject to the terms of each of the Loan Documents to which it is party, and agrees that, notwithstanding the effectiveness of this Second Amendment or any of the transactions contemplated hereby, such pledges, grants of security interests and other obligations, and the terms of each of the Loan Documents to which it is a party, as supplemented in connection with this Second Amendment and the transactions contemplated hereby, are not impaired or affected in any manner whatsoever and shall continue to be in full force and effect and shall continue to secure all the Obligations.
Each Guarantor hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Second Amendment and consents to the amendments to the Credit Agreement effected pursuant to this Second Amendment. Each Guarantor hereby confirms its guarantees, pledges, grants of security interests and other obligations under and subject to the terms of each of the Loan Documents to which it is party, and agrees that, notwithstanding the effectiveness of this Second Amendment or any of the transactions contemplated hereby, such guarantees, pledges, grants of security interests and other obligations, and the terms of each of the Loan Documents to which it is a party, as modified or supplemented in connection with this Second Amendment and the transactions contemplated hereby, are not impaired or affected in any manner whatsoever and shall continue to be in full force and effect and shall continue to secure all the Obligations.
Each Guarantor acknowledges and agrees that each Loan Document to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Second Amendment.
Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Second Amendment, the Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Second Amendment and (ii) nothing in the Credit Agreement, this Second Amendment or any other Loan Document shall be deemed to require the consent of any Guarantor to any future amendments to the Credit Agreement.
Nothing in this Agreement shall constitute any waiver of any provisions of the Credit Agreement or any other Loan Document unless expressly set forth herein

SECTION VI.	BORROWER'S CONSENT
For purposes of Section 10.06 of the Credit Agreement, the Borrower hereby consents to any assignee of the Replacement Lender or any of its respective Affiliates (in each case otherwise being an Eligible Assignee) becoming a Lender in connection with the syndication of the Series A Incremental Term Loans acquired by the Replacement Lender pursuant to Section II hereof, to the extent the inclusion of such assignee in the syndicate has been disclosed in writing to and reasonably agreed by the Borrower prior to the Second Amendment Effective Date in accordance with the Engagement Letter.

SECTION VII.    MISCELLANEOUS
A.     Reference to and Effect on the Credit Agreement and the Other Loan Documents.
(i) On and after the Second Amendment Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Amended Credit Agreement.
(ii) Except as specifically amended by this Second Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.
B.     Loan Document. This Second Amendment shall constitute a Loan Document under the terms of the Amended Credit Agreement.
C.     No Novation. By its execution of this Second Amendment, each of the parties hereto acknowledges and agrees that the terms of the Second Amendment do not constitute a novation, but, rather, an amendment of the terms of a pre-existing Indebtedness and related agreement, as evidenced by the Amended Credit Agreement.
D.     Headings. Section and Subsection headings in this Second Amendment are included herein for convenience of reference only and shall not constitute a part of this Second Amendment for any other purpose or be given any substantive effect.
E.     Applicable Law. THIS SECOND AMENDMENT AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT, TORT OR OTHERWISE) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE IN ANY WAY HERETO OR THE NEGOTIATION, EXECUTION OR PERFORMANCE HEREOF OR THE TRANSACTIONS CONTEMPLATED HEREBY, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. The provisions of Sections 10.14(b), (c) and (d), 10.15, 10.16 and 10.18 of the Credit Agreement are incorporated by reference herein and made a part hereof.

F.     Counterparts. This Second Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single agreement. Delivery of an executed counterpart of a signature page of this Second Amendment by facsimile or other electronic imaging means (e.g., in “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart of this Second Amendment.
G.     Severability. Any term or provision of this Second Amendment which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Second Amendment or affecting the validity or enforceability of any of the terms or provisions of this Second Amendment in any other jurisdiction. If any provision of this Second Amendment is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.
H.     USA PATRIOT Act. Each of the Replacement Lender and the Administrative Agent (for itself and not on behalf of the Replacement Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower and each Guarantor, which information includes the name, tax identification number and address of the Borrower and each Guarantor and other information that will allow the Replacement Lender or the Administrative Agent, as applicable, to identify the Borrower and each Guarantor in accordance with the Act. The Borrower shall, and shall cause each Guarantor to, promptly following a request by the Administrative Agent or the Replacement Lender, provide all documentation and other information that the Administrative Agent or the Replacement Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.
[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

Borrower:

POST HOLDINGS, INC.

By:	/s/ Diedre J. Gray
Name: Diedre J. Gray
Title: Executive Vice President, General Counsel and Chief Administrative Officer, Secretary

Guarantors:

AGRICORE UNITED HOLDINGS INC.
AMERICAN BLANCHING COMPANY
ATTUNE FOODS, LLC
DAKOTA GROWERS PASTA COMPANY, INC.
DNA DREAMFIELDS COMPANY, LLC
DYMATIZE ENTERPRISES, LLC
DYMATIZE HOLDINGS, LLC
GB ACQUISITION USA, INC.
GOLDEN ACQUISITION SUB, LLC
GOLDEN BOY NUT CORPORATION
GOLDEN BOY PORTALES, LLC
GOLDEN NUT COMPANY (USA) INC.
NUTS DISTRIBUTOR OF AMERICA INC.
POST ACQUISITION SUB IV, LLC
PRIMO PIATTO, INC.
SUPREME PROTEIN, LLC
TA/DEI-A ACQUISITION CORP.
TA/DEI-B1 ACQUISITION CORP.
TA/DEI-B2 ACQUISITION CORP.
TA/DEI-B3 ACQUISITION CORP.

By:	/s/ Diedre J. Gray
Name	Diedre J. Gray
Title:	Secretary of each above-listed entity

[Signature Page to Second Amendment]

BEF FOODS, INC.
BEF MANAGEMENT, INC.
BEF RESTAURANT SERVICES LLC
BE PARTNER LLC
BOB EVANS EXPRESS, LLC
BOB EVANS FARMS, INC.
BOB EVANS FARMS, LLC
BOB EVANS HOLDING, INC.
BOB EVANS TRANSPORTATION COMPANY, LLC
CASA TRUCKING, INC.
CRYSTAL FARMS REFRIGERATED DISTRIBUTION COMPANY
KETTLE CREATIONS, LLC
MCAFE HOLDING, LLC
M.G. WALDBAUM COMPANY
MFI HOLDING CORPORATION
MFI INTERNATIONAL, INC.
MICHAEL FOODS GROUP, INC.
MICHAEL FOODS OF DELAWARE, INC.
MICHAEL FOODS, INC.
MOM BRANDS COMPANY, LLC
MOM BRANDS SALES, LLC
NATIONAL PASTEURIZED EGGS, INC.
NATIONAL PASTEURIZED EGGS, LLC
NORTHERN STAR CO.
PAPETTI’S HYGRADE EGG PRODUCTS, INC.
PCB BATTLE CREEK, LLC
PINELAND FARMS POTATO COMPANY, INC.
POST CONSUMER BRANDS, LLC
POST FOODS, LLC
PREMIER NUTRITION CORPORATION
WEETABIX COMPANY, LLC

By:	/s/ Diedre J. Gray
Name	Diedre J. Gray
Title:	Assistant Secretary of each above-listed entity

[Signature Page to Second Amendment]

BARCLAYS BANK PLC, as Administrative Agent and Replacement Lender

By:	/s/ Ronnie Glenn
Name: Ronnie Glenn
Title: Director

[Signature Page to Second Amendment]

ANNEX A

FORM OF MASTER ASSIGNMENT AND ASSUMPTION AGREEMENT
FOR POST HOLDINGS, INC., CREDIT AGREEMENT

This Assignment and Assumption Agreement (this “Master Assignment”) is dated as of the Effective Date set forth below and is entered into by and between each Assignor identified in in Section 1 below (each, an “Assignor”) and Barclays Bank PLC (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.
For an agreed consideration, each Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the applicable Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the applicable Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the principal amount of Series A Incremental Term Loans identified opposite such Lender’s name on Schedule I hereto under the caption “Series A Incremental Term Loans held immediately prior to the Second Amendment Effective Date”, as applicable, and (ii) to the extent permitted to be assigned under applicable Law, all claims, suits, causes of action and any other right of the applicable Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at Law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the applicable Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to any Assignor and, except as expressly provided in this Assignment, without representation or warranty by any Assignor.
By purchasing the Assigned Interest, the Assignee agrees that, for purposes of that certain Second Amendment to Amended and Restated Credit Agreement dated as of March 8, 2018 (the “Second Amendment”), by and among the Borrower, the Guarantors, the Required Lenders, the Replacement Lender, the Consenting Lenders referred to therein, and the Administrative Agent, it shall be deemed to have consented and agreed to the Second Amendment.

1.	Assignor:	Each person identified on Schedule I hereto
2.	Assignee:	Barclays Bank PLC

3.	Borrower:	Post Holdings, Inc.
4.	Administrative Agent:	Barclays Bank PLC, as the administrative agent under the Credit Agreement
5.	Credit Agreement:
The Amended and Restated Credit Agreement, dated as of March 28, 2017, among Post Holdings, Inc., the lenders party thereto from time to time, Barclays Bank PLC, as administrative agent, and the other agents named therein (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time).

6.	Assigned Interest[s]:As indicated on Schedule I hereto.
Effective Date: March 8, 2018

The terms set forth in this Assignment are hereby agreed to:

ASSIGNEE

BARCLAYS BANK PLC

By:
Name:
Title:

Consented to and Accepted:

BARCLAYS BANK PLC, as Administrative Agent, L/C Issuer and Swing Line Lender

By:
Name:
Title:

POST HOLDINGS, INC. as Borrower

By:
Name:
Title:

ANNEX 1
STANDARD TERMS AND CONDITIONS FOR MASTER ASSIGNMENT
AND ASSUMPTION AGREEMENT
1.    Representations and Warranties.
1.1.    Assignor. Each Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2.    Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.06(b)(iii), (v) and (vi) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.06(b)(iii) of the Credit Agreement) and it is not a Disqualified Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, such Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.    Payments. All payments with respect to the Assigned Interests shall be made on the Effective Date as follows:
From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the applicable Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the Law of the State of New York.
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SCHEDULE I

Series A Incremental Term Loans

ASSIGNOR	Series A Incremental Term Loans held immediately prior to the Second Amendment Effective Date	Series A Incremental Term Loans held immediately following the Second Amendment Effective Date